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EXHIBIT 99(c)

                               SECOND AMENDMENT TO
                                CREDIT AGREEMENT

                  THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Second Amendment") is made and entered into as of the 23 day of December, 2002 (the "Second Amendment Effective Date"), by and among NATIONAL CITY BANK OF INDIANA ("National City Bank"), U.S. BANK NATIONAL ASSOCIATION, F/K/A FIRSTAR BANK, N.A., ("U.S. Bank"), PNC BANK ("PNC"), HARRIS TRUST AND SAVINGS BANK ("Harris"), LASALLE BANK NATIONAL ASSOCIATION ("LaSalle Bank") and THE HUNTINGTON NATIONAL BANK ("Huntington") (National City Bank, U.S. Bank, PNC, Harris, LaSalle Bank and Huntington being herein referred to collectively as the "Lenders"), National City Bank, as agent for the Lenders (the "Agent"), and FINISHMASTER, INC. (the "Borrower").

                                    RECITALS

1. The Borrower, the Lenders and the Agent are parties to a Credit Agreement dated as of March 29, 2001 as amended by the First Amendment to Credit Agreement dated as of December 14, 2001 (the "Credit Agreement").

2. The Borrower desires to borrow additional funds of up to $10,000,000 on an unsecured basis and to use proceeds of the Loans for additional purposes.

3. Subject to the terms and conditions stated in this Second Amendment and pursuant to and in accordance with Section 9.3 of the Credit Agreement, the Lenders and the Agent are willing to modify and amend the Credit Agreement as provided in this Second Amendment.

                                    AGREEMENT

NOW THEREFORE, the Borrower, the Lenders and the Agent agree as follows:

1. Definitions. All terms used in the Recitals and in this Second Amendment that are defined in the Credit Agreement and are not otherwise defined herein are used in this Second Amendment with the meanings ascribed to them in the Credit Agreement, as amended by this Second Amendment.

2.   Amendments to Credit Agreement.

          a. Amendment to Use of Proceeds Covenant. Section 7.2 (J) of the Credit Agreement is hereby deleted and replaced in its entirety with the following, effective as of the Second Amendment Effective Date:

          "(J) Use of Proceeds . The Borrower shall use the proceeds of the Revolving Loans and the Term Loans to (i) repay existing Indebtedness,
          (ii) provide funds for the additional working capital needs and other general corporate purposes of the Borrower, (iii) provide funds for the payment of fees and expenses incurred in connection with the negotiation and documentation of this Agreement and the Loan Documents
          (iv) to finance Permitted Acquisitions; (v) to repay the permitted Indebtedness described in Section 7.3 (A)(xiii); and (vii) to purchase stock and/or stock options of the Borrower in an amount not to exceed $2,500,000. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock or to make any Acquisition, other than a Permitted Acquisition pursuant to Section 7.3(G)."

          b. Amendment of Restriction on Indebtedness. Section 7.3 (A) to the Credit Agreement is hereby amended, effective as of the Second Amendment Effective Date, by replacing the "." after subparagraph
          (xii) with "; and", and inserting and adding a new subparagraph
          (xiii), which provides the following:

          "(xiii) Other unsecured Indebtedness which does not exceed $10,000,000 in the aggregate principal amount outstanding at any time."


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          c. Amendment to Restricted Payments. Section 7.3 (F) of the Credit
          Agreement is hereby deleted and replaced in its entirety with the following, effective as of the Second Amendment Effective Date:

          "(F) Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payment except for payments made to LDI, (i) to reimburse LDI for reasonable and ordinary course expenses for various services and other accommodations provided to the Borrower by LDI on an arms length basis, (ii) as permitted pursuant to
     Section 7.3(Q), or (iii) to purchase stock and/or stock options of the Borrower in an amount not to exceed $2,500,000."

3. Amendment of Other Loan Documents. All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this Second Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. The other Loan Documents are hereby modified and amended to the extent necessary to conform them to, or to cause them to accurately reflect, the terms of the Credit Agreement, as modified by this Second Amendment. Except as otherwise expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents, as modified and amended by this Second Amendment, remain in full force and effect, and fully binding on the parties thereto and their respective successors and assigns.

4. Binding on Successors and Assigns. All the terms and provisions of this Second Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Whenever in this Second Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

5. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Agent that:

(i) (A) The execution, delivery and performance of this Second Amendment and all agreements and documents delivered pursuant hereto by the Borrower have been duly authorized by all necessary action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to the Borrower, or any of its constituent documents, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected; (B) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Borrower of this Second Amendment and all agreements and documents delivered pursuant hereto; and (C) this Second Amendment and all agreements and documents delivered pursuant hereto by the Borrower are the legal, valid and binding obligations of the Borrower, as a signatory thereto, and enforceable against the Borrower in accordance with the terms thereof.

(ii)After giving effect to the amendments contained in this Second Amendment, the representations and warranties contained in Article VI of the Credit Agreement are true and correct on and as of the Second Amendment Effective Date with the same force and effect as if made on and as of the Second Amendment Effective Date, except that the representation in Section 6.4 of the Credit Agreement shall be deemed to refer to the financial statements of the Borrower most recently delivered to the Agent prior to the Second Amendment Effective Date.

6. Conditions. The obligation of the Lenders and the Agent to execute and to perform this Second Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Second Amendment Effective
     Date:

(a) The Agent shall have received copies, certified as of the Second Amendment Effective Date by the Secretary or Assistant Secretary of the Borrower, of such corporate documents or resolutions of the Borrower as the Lenders or the Agent may request evidencing necessary corporate action by the Borrower with respect to this Second Amendment and all other agreements or documents delivered pursuant hereto as the Lenders or the Agent may request.

(b) The Agent shall have received a certificate, in form and substance satisfactory to the Agent, signed by the chief financial officer of the Borrower, stating that on the Second Amendment Effective Date no Default or Unmatured Default has occurred and is continuing.


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(c) This Second Amendment shall have been (i) duly executed and delivered by the
Borrower to the Lenders and the Agent, (ii) duly executed and delivered to the Lenders and the Agent by Refinishers Warehouse, Inc., a Michigan corporation ("Refinishers Warehouse"), and Finishmaster Services, Inc., an Indiana corporation ("FSI"), with respect to the Consents and Reaffirmations provided herein, and (iii) executed by the Lenders and the Agent.

(d) The Borrower shall have paid all costs and expenses incurred by the Lenders and the Agent in connection with the negotiation, preparation and closing of this Second Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of Baker & Daniels, special counsel to the Agent.

7. Further Assurances. Each of the Borrower, Refinishers Warehouse, FSI, the Lenders and the Agent, as the case may be, shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of the Agent to carry out the provisions and purposes of this Second Amendment.

8. Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Indiana, without regard to its principles of conflicts or choice of law rules.

9. Survival. All covenants, agreements, undertakings, representations, and warranties made in this Second Amendment shall survive the execution and delivery of this Second Amendment, and shall not be affected by any investigation made by any party.

10. Entire Agreement. This Second Amendment constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions with respect thereto, whether express or implied, oral or written.

11. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. In the event any party executes and delivers this Second Amendment via facsimile, such party hereby agrees that for the purposes of enforcement and all applicable statutes, laws and rules, including, without limitation, the Uniform Commercial Code, rules of evidence and statutes of fraud: (i) the facsimile signature of such party shall constitute a binding signature of such party as a symbol and mark executed and adopted by such party with a present intention to authenticate this Second Amendment; (ii) the facsimile of this Second Amendment shall constitute a writing signed by such party; and (iii) the facsimile of this Second Amendment shall constitute an original of and best evidence of this Second Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed and delivered by their duly authorized officers as of the date set forth above.

                                       FINISHMASTER, INC.,
                                         as the Borrower

                                       By: /s/ Robert R. Millard
                                           ---------------------
                                           Name:  Robert R. Millard
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                           Address: 54 Monument Circle
                                                    7th Floor
                                                    Indianapolis, Indiana 46204

                                           Attention: Robert R. Millard
                                           Telephone No.: 317-237-3678
                                           Facsimile No.: 317-237-2150

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                                    NATIONAL CITY BANK OF INDIANA,
                                    as Agent, as a Lender, as an Issuing
                                    Bank and as the Swing Line Bank

                                    By: /s/ James M. Stehlik
                                        ---------------------
                                        Name: James M. Stehlik
                                        Title: Vice President

                                        Address: National City Bank of Indiana
                                                 One National City Center
                                                 Indianapolis, Indiana  46255

                                        Attention: James M. Stehlik
                                        Telephone No.: 317-267-3934
                                        Facsimile No.: 317-267-8899

                                    U.S. BANK NATIONAL ASSOCIATION
                                    as Lender and Documentation Agent

                                    By: /s/ Scott Dvornik
                                        -----------------
                                        Name: Scott Dvornik
                                        Title: Vice President

                                        Address: U.S. Bank National Association
                                                 3815 River Crossing Parkway
                                                 Suite 100
                                                 Indianapolis, Indiana  46240

                                        Attention:  Scott Dvornik
                                        Telephone No.: 317-566-2145
                                        Facsimile No.:   317-566-2065

                                    PNC BANK, as Lender

                                    By: /s/ Bruce Kintner
                                        -----------------
                                        Name: Bruce Kintner
                                        Title: Vice President

                                        Address: PNC Bank
                                                 201 E. Fifth Street
                                                 Cincinnati, Ohio  45201

                                        Attention: Bruce Kintner
                                        Telephone No.: 513-651-7189
                                        Facsimile No.: 513-651-8951

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                                  HARRIS TRUST AND SAVINGS BANK,
                                  as Lender


                                  By: /s/ Thad D. Rasche
                                      ------------------
                                      Name: Thad D. Rasche
                                      Title: Vice President

                                      Address: 111 West Monroe Street
                                               10th Floor
                                               Chicago, Illinois  60603

                                      Attention: Thad D. Rasche
                                      Telephone No.: 312-461-5739
                                      Facsimile No.: 312-461-5225

                                  THE HUNTINGTON NATIONAL BANK,
                                  as Lender

                                  By: /s/ Lori L. Abbott
                                      ------------------
                                      Name: Lori L. Abbott
                                      Title: Vice President

                                      Address: The Huntington National Bank
                                               Capital Center
                                               201 North Illinois
                                               Suite 1800
                                               Indianapolis, Indiana  46204

                                      Attention: Lori L. Abbott
                                      Telephone No.: 317-237-2517
                                      Facsimile No.: 317-237-2505


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                            LASALLE NATIONAL BANK NATIONAL
                            ASSOCIATION, as Lender
                            and Syndication Agent

                            By: /s/ Matthew R. Doye
                                -------------------
                                Name: Matthew R. Doye
                                Title: Commercial Loan Officer

                                Address: LaSalle National Bank
                                         National Association
                                         One American Square
                                         Suite 1600
                                         Indianapolis, Indiana  46282

                                Attention: Matthew R. Doye
                                Telephone No.: 317-916-2219
                                Facsimile No.: 317-756-7021


                            CONSENT AND REAFFIRMATION

The undersigned hereby acknowledges and consents to the execution of the Second Amendment to Credit Agreement and reaffirms and agrees that its Guaranty executed on March 29, 2001 (the "Guaranty"), remains in full force and effect with respect to all of its obligations arising under, pursuant to or in connection with the Guaranty.

                    REFINISHERS WAREHOUSE, INC.


                    By: /s/ Robert R. Millard
                        ---------------------
                        Name: Robert R. Millard
                        Title: Senior Vice President and Chief Financial Officer


                            CONSENT AND REAFFIRMATION

The undersigned hereby acknowledges and consents to the execution of the Second Amendment to Credit Agreement and reaffirms and agrees that its Guaranty executed on January 1, 2002 (the "Guaranty"), remains in full force and effect with respect to all of its obligations arising under, pursuant to or in connection with the Guaranty.


                    FINISHMASTER SERVICES, INC.


                    By: /s/ Robert R. Millard
                        ---------------------
                        Name: Robert R. Millard
                        Title: Senior Vice President and Chief Financial Officer